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                                                                    Exhibit 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Argyle Television, Inc. of our reports dated February 7, 1997 relating to the combined financial statements of the Selected Gannett Television Stations and the financial statements of Multimedia Entertainment, Inc. d.b.a. WLWT-TV (a subsidiary of Multimedia, Inc.), which appear in such Proxy Statement/Prospectus. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP
Washington, DC
July 29, 1997